UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

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InkSure Technologies Inc.

(Name of Registrant as Specified in its Charter)

       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INKSURE TECHNOLOGIES INC.
589 FIFTH AVENUE, SUITE 401
NEW YORK, NEW YORK 10017
November 16, 2012

Dear Fellow Stockholders:

An Annual Meeting of Stockholders will be held on Tuesday, December 18, 2012 at 10:00 A.M. local time, at the offices of Z.A.G. / S&W LLP – 1633 Broadway, 32nd Floor, New York, New York, 10019.

The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Pacific Stock Transfer Company, in writing, at 4045 S. Spencer Street, Suite 403 Las Vegas, NV 89119.

Your vote is very important, and we will appreciate a prompt return of your signed proxy card.

Cordially, Tal Gilat President and Chief Executive Officer

INKSURE TECHNOLOGIES INC.
589 FIFTH AVENUE, SUITE 401
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2012

To the Stockholders of InkSure Technologies Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of InkSure Technologies Inc. (the “Company”) will be held on Tuesday, December 18, 2012 at 10:00 A.M. local time at the offices of Z.A.G. / S&W LLP – 1633 Broadway, 32nd Floor, New York, New York, 10019, for the following purposes:

 (i)            To elect the five members named in the accompanying proxy statement, to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal; and

 (ii)           To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record on the books of the Company at the close of business on November 16, 2012 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

A copy of the Company’s annual report to stockholders for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 12, 2012, which contains financial statements, accompanies this Notice and the attached Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS

This notice of meeting, the proxy statement, annual report and proxy card are available at
http://www.inksure.com/shareholders-meeting-2012

November 16, 2012	By order of the Board of Directors Tal Gilat President and Chief Executive Officer

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT

INKSURE TECHNOLOGIES INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InkSure Technologies Inc. (“InkSure”, the “Company”, “us”, “our”, or “we”) for use at the Annual Meeting of Stockholders to be held on Tuesday, December 18, 2012, at 10:00 A.M. local time at the offices of Z.A.G. / S&W LLP – 1633 Broadway, 32nd Floor, New York, New York, 10019, (the “Annual Meeting”), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

Management intends to mail this proxy statement, the accompanying form of proxy and annual report to stockholders on or about November 23, 2012.

The address and telephone number of the principal executive offices of the Company are:

InkSure Technologies Inc.
589 Fifth Avenue, Suite 401
New York, NY 10017
Telephone: (646) 233-1454

-i-

GENERAL INFORMATION

Outstanding Stock and Voting Rights

Only stockholders of record at the close of business on November 16, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding  43,173,592 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), the Company’s only class of voting securities. Each share of Common Stock entitles the holder thereof to cast one vote on each matter submitted to a vote at the Annual Meeting.

Voting Procedures; Quorum

At the Annual Meeting, provided a quorum is present, the nominees for election as directors receiving the greatest number of votes cast, whether in person or represented by proxy, up to the number of directors to be elected, which is five, will be elected as directors of the Company. All other matters to come before the Annual Meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter presented in person or by proxy, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. It is currently anticipated that votes will be counted and certified by an Inspector of Election who is expected to be either an employee of the Company or its transfer agent. In accordance with Delaware law abstentions will be treated as present for purposes of determing the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the meeting if the matter requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on such matter. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes will have no legal effect on the vote on the election of directors, nor are there any abstentions in the election of directors; rather stockholders may vote “for” each nominee or withhold such vote.

Revocability of Proxies

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting.

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company expects to reimburse such persons for their reasonable out-of-pocket expenses. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

PROPOSAL I: ELECTION OF DIRECTORS

At this year’s Annual Meeting of Stockholders, five (5) directors will be re-elected to the Board of Directors, which number will constitute the entire Board of Directors. Each director will be elected to a one-year term and will hold office until the 2013 Annual Meeting of Stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of the five (5) directors to be re-elected to the Board of Directors has been recommended by the Board of Directors. The Board of Directors has nominated Gadi Peleg, Jonathan Bettsak, Alon Raich, David W. Sass and Pierre L. Schoenheimer as directors.

At this year’s Annual Meeting of Stockholders, the proxies granted by stockholders will be voted aggregately for the election of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SPECIFIED BELOW.

The following information is with respect to the nominees for election at this Annual Meeting of Stockholders:

DIRECTORS
(To be Elected)
(New Term Will Expire in 2013)

GADI PELEG, 37, joined us in August 2008 as a director. On February 3, 2010, Mr. Peleg was appointed as our Chairman of the Board. Since May 2003, Mr. Peleg has been the president of Cape Investment Advisors, Inc., a private investment firm. Mr. Peleg also serves on the board of directors of Atelier 4, Inc., a logistics firm specializing in the care and transport of fine art and antiquities, which he joined in November 2005. Mr. Peleg received his B.S. from Columbia School of Engineering and Applied Science in 1997 and completed the Owner/President Management Program of Harvard Business School in 2008. Mr. Peleg’s diverse investment and managerial experience makes him suitable to serve as our Chairman of the Board and as a director of the Company.

JONATHAN BETTSAK, 42, joined us as a director in May 2010. In 1992, he joined his family's third generation family business. He was involved as founder in the establishment and sale of Sinfonet, the largest internet company in Panama. Mr. Bettsak’s family enterprise currently owns the leading technology and computer retailer in Panama, Multimax, as well as Multitek, a business systems integrator company with offices in Panama, Colombia and Chile. Both companies have a combined labor force of over 500 employees. In real estate, the Bettsak family has been involved in land development and property leasing for many years. They are currently constructing apartment complexes as well as office centers, office buildings, hotel resorts and shopping malls. In 2008, Mr. Bettsak joined the board of directors of Digicel Panama, a leading cellular operator. He received his B.A. in Finance from the American University in Washington D.C. in 1991 and completed the Owner/President Management Program of Harvard Business School in 2011. Mr. Bettsack's significant experience in the development of multinational businesses with diverse structures makes him suitable to serve as a director of the Company.

ALON RAICH, 36, joined us in December 2009 as a director. Mr. Raich is a Certified Public Accountant admitted to practice in Israel since 2004. In 2005 he joined ICTS International NV, an aviation security company traded on the Over the Counter Bulletin Board (OTC: ICTSF.OB), as Controller, and since 2008 acts as its Chief Financial Officer. Between the years 2001 - 2005 Mr. Raich worked in the accounting firm, Kesselman & Kesselman, a member of PriceWaterhouseCoopers International Limited. Mr. Raich holds a B.A. in economics and accounting and an M.A. in law, both from Bar-Ilan University, Israel. Mr. Raich is familiar with the requirements of the SEC and the accounting and financial requirements for publicly-traded companies, making him suitable to serve as a director of the Company.

DAVID W. SASS, 76, joined us in February 2003 as a director. Mr. Sass is a director and officer of other private companies. For the past 50 years, Mr. Sass has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LLP, a director of ICTS International N.V., an aviation security company traded on the Over the Counter Bulletin Board (OTC: ICTSF.OB), an honorary trustee of Ithaca College and a Director of Temple University Law Foundation. Mr. Sass holds a B.A. from Ithaca College, a J.D. from Temple University School of Law and an LL.M. in taxation from New York University School of Law. In addition to his experience as a practicing attorney specializing in many aspects of corporate law, Mr. Sass also has experience in running a $100 million business making him even more suitable for the role of director of the Company.

PIERRE L. SCHOENHEIMER, 78, has been one of our directors since August 2006. Mr. Schoenhiemer is the managing director of Radix Organization, Inc., a private investment banking firm, which he founded in 1970. He is a director of Atelier 4, a logistics firm specializing in the care and transport of fine art and antiquities, which he joined in November 2005. From January 1998 until December 2005, Mr. Schoenheimer was a principal of Radix Capital Management, LLC, a General Partner in the Austin Capital & Radix Sterling Fund, Ltd., a fund of hedge funds, which he also co-founded. Mr. Schoenheimer holds a B.A. from the New England College, an M.S. in Business from Columbia University and participated in the Owner/President Management Program of Harvard Business School. Mr. Schoenheimer's experience in finance and corporate management renders him suitable to serve as a director of the Company.

EXECUTIVE OFFICERS

The following is information with respect to the Company’s officers who are not directors or nominees for director:

TAL GILAT, 40, joined us in March 2010 as President and Chief Executive Officer. Between the years 2005-2009, Mr. Gilat headed SanDisk Enterprise Sales (NASDAQ: SNDK) in North America. Mr. Gilat joined SanDisk through the company's acquisition of publicly traded M-Systems (NASDAQ: FLSH), where Mr. Gilat headed M-Systems’ Global Enterprise Business. Between the years 2000 – 2004, Mr. Gilat founded and served as CEO of Kavado Inc. (acquired by Protegrity Inc.). Mr. Gilat holds a B.A. with honors in Economics & Business Administration from the Hebrew University in Jerusalem and an M.B.A. from Columbia Business School in New York.

DAVID (DADI) AVNER, 39, joined us in August 2010 as Chief Financial Officer. Prior to joining InkSure, Mr. Avner served as Chief Financial Officer of Onset Technology Ltd., a provider of wireless e-mail solutions since 2005. Prior to joining Onset, Mr. Avner served as a Financial Controller at Gilat Satcom Ltd. (Tel Aviv Stock Exchange: STKM), a provider of satellite communications products and services, since 2002. Mr. Avner began his career at Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, where he served as an account manager in the high-tech practice since 1999. Mr. Avner holds a B.A. in Business and Accounting from the Israeli College of Management Academic Studies, and he is a Certified Public Accountant in Israel since 2002.

DR. VIKTOR GOLDOVSKY, 63, joined us in 2003 as part of the R&D team. Dr. Goldovsky has also served the Company as the R&D Manager and today serves as the head of Director of Sales & Business Development. Dr. Goldovsky also acts as the Company's liaison to Eastern and Central Europe. Dr. Goldovsky has over 40 years of experience in spectroscopy. Dr. Goldovsky started his career in Ukraine working in a government company designing and producing special spectral analyzers. From 1991 to 1999 Dr. Goldovsky founded and served as Chief Executive Officer of an international design and production company that specialized in spectral analyzers. From 1999 to 2002 Dr. Goldovsky worked for Accubeat designing optical blocks for atomic clocks. Dr. Goldovsky joined us, after a brief sabbatical at the Weizmann Institute of Science in order to expand the Company's production and sales efforts in Eastern Europe and the Commonwealth of the Independent States (CIS). Dr. Goldovsky has spearheaded many of the Company's largest projects including the Ukraine tax stamp project. Dr. Goldovsky holds more than 20 patents and an M.Sc. in Radiophysics and Electronics from Uzhgorod State University, and a Ph.D in optics and spectroscopy from the Institute of Spectroscopy Academy of Sciences in Moscow. Viktor Goldovsky ceased to be an executive officer of the Company effective as of August 7, 2012

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of voting securities of (i) each current member of the Board of Directors, (ii) each of our directors and executive officers named in the Summary Compensation Table below, (iii) all of our directors and executive officers as a group, and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities relying solely upon the amounts and percentages disclosed in their public filings.

As of the Record Date, we had 43,173,592 shares of Common Stock outstanding.

	Amount of Shares Beneficially Owned(1)	Percentage Owned
Directors and Executive Officers**
Alon Raich (2)	397,500	*
Jonathan Bettsak (3)	3,248,611	7.5%
Pierre L. Schoenheimer (4)	2,386,000	5.5%
David W. Sass (5)	224,853	*
Gadi Peleg (6)	4,727,778	10.6%
Tal Gilat (7)	2,691,437	6.1%
Viktor Goldovsky (8)	400,000	*
Dadi Avner (9)	200,000	*

Executive officers and directors as a group (8 persons)	14,276,179	32.6%

5% STOCKHOLDERS

ICTS International N.V. and affiliates (10)	9,915,555	23.0%
James E. Lineberger and affiliates (11)	2,675,386	6.2%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Except as otherwise indicated, the address of each beneficial owner is c/o InkSure Technologies Inc., 589 Fifth Avenue, New York, NY 10017.
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of November 16, 2012. Except as indicated by footnote, to our knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2)	Includes stock options to purchase up to 135,000 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012.
(3)	A family trust of Mr. Bettsak holds 25% of NewCo Holdings Corp., which holds 3,200,000 shares of common stock of the Company. Mr. Bettsak disclaims beneficial ownership of such shares.
(4)	Includes stock options to purchase up to 155,000 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012.
(5)	Includes stock options to purchase up to 155,000 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012.
(6)	Includes stock options to purchase up to 1,250,000 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012.
(7)	Includes stock options to purchase up to 635,833 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012.
(8)
Includes stock options to purchase up to 400,000 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012. Viktor Goldovsky ceased to be an executive officer of the Company effective as of August 7, 2012

(9)	Includes stock options to purchase up to 200,000 shares of common stock, which are currently exercisable or exercisable within 60 days of November 16, 2012.
(10)
Includes 544,118 shares of common stock beneficially owned by ICTS-USA, Inc., a wholly owned subsidiary of ICTS International, N.V.; 3,075,676 shares of common stock beneficially owned by ICTS Information Systems, B.V., a wholly owned subsidiary of ICTS International, N.V.; and 6,295,761 shares of common stock owned by ICTS International N.V. ICTS-USA, Inc.'s, ICTS Information Systems’s, B.V.'s and ICTS International N.V.’s address is Biesboch 225, 1181 JC Amstelveen, Netherlands. This information is based solely on information provided by the Company’s Transfer Agent, Pacific Stock Transfer Company on March 5, 2012.

(11)
Consists of 1,854,930 shares of Common Stock owned by James E. Lineberger Revocable Trust, a Florida trust, 720,456 shares of Common Stock owned by L & Co., LLC, a Delaware limited liability company, and 100,000 shares of Common Stock owned by James E. Lineberger IRA. James E. Lineberger Revocable Trust’s, L & Co., LLC’s and James Lineberger IRA’s address is P.O. Box 7006, Audubon, PA 19407. This information is based solely on information provided by the shareholders on a Schedule 13D filed with the SEC on April 21, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were filed on a timely basis, except that (i) Forms 4 filed by: Pierre L. Schoenheimer, Jonathan Bettsak, Alon Raich and Gadi Peleg in March 2011, reporting changes in their individual beneficial ownership of the Company’s common shares including options and warrants as applicable, convertible into the Company’s common shares, were each filed one business day late, and (ii) We discovered that a Form 3 reporting Viktor Goldovsky’s appointment and a Form 4 relating to the grant of Viktor Goldovsky’s options to purchase 400,000 of the Company’s shares on January 19, 2010 were not filed.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Board Leadership Structure and Role in Risk Oversight

The position of Chairman of the Board of Directors is held by Gadi Peleg, who is not an executive officer. Tal Gilat serves as our principal executive officer. As our Common Stock is currently traded on the OTC Bulletin Board, we are not subject to the rules of any national securities exchange which require that a majority of a listed company’s directors and specified committees of the Board of Directors meet independence standards prescribed by such rules. However, of our five directors currently serving on the Board of Directors, we believe that Gadi Peleg, David W. Sass, Pierre L. Schoenheimer, Jonathan Bettsak and Alon Raich are independent directors within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market Inc. listing rules. The Board of Directors believes this leadership structure provides effective and clear leadership for the Company.

The Board of Directors, through its Audit Committee, is responsible for administering the Company’s risk oversight function, and we believe that the Company’s leadership structure, discussed above, supports this function.

Board Meetings

During 2011, the Board of Directors held 4 meetings. All of the directors but Jonathan Bettsak attended at least 75% of the meetings of the Board of Directors and the committees on which he served. Each of the directors is encouraged to attend the annual stockholder’s meeting. All of the directors but Jonathan Bettsak and Alon Raich attended the 2011 annual stockholder’s meeting.

Committees of the Board of Directors

Audit Committee. During the fiscal year ended December 31, 2011, we had 4 meetings of our Audit Committee. The Audit Committee currently has three members: Messrs. Alon Raich (Chairman), David W. Sass and Pierre L. Schoenheimer. The Audit Committee recommends to the Company’s Board of Directors to retain or terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standard promulgated by the SEC, as such standards apply specifically to members of audit committees. The board of directors has determined that Alon Raich and Pierre L. Schoenheimer are “audit committee financial experts” as the SEC has defined that term in Item 407 of Regulation S-K based on their qualifications described above and believe that they and David W. Sass are independent directors within the meaning of NASDAQ Rule 5605(a)(2). The Audit Committee written charter, which was included as an appendix to the Company’s 2011 Proxy Statement, is available upon request from the Company's Chief Financial Officer.

Compensation Committee. During the fiscal year ended December 31, 2011, there were no meetings of the Compensation Committee. The role of the Compensation Committee is to advise and make recommendations to the board of directors relating to the compensation of the Company’s executive officers, administration of all plans of the Company under which Company securities may be acquired by directors, executive officers, employees and consultants and to produce the report on executive compensation, if required, in the Company’s annual proxy statement in accordance with applicable rules and regulations. The current members of our Compensation Committee are Messrs. Pierre L. Schoenheimer, David W. Sass and Jonathan Bettsak, all of whom are independent directors. The Committee will report to the board of directors which will have the final decisions with respect to all such matters. The Compensation Committee written charter, which was included as an appendix to the Company’s 2011 Proxy Statement, is available upon request from the Company's Chief Financial Officer.

Nominating Committee. We do not have a standing nominating committee. The board of directors has not established a nominating committee primarily because the current composition and size of the board of directors permits candid and open discussion regarding potential new members of the board of directors. Each of the members of the board of directors participates in the considerations of director nominees for us. There is no formal process or policy that governs the manner in which we identify potential candidates for the board of directors. Historically, however, the board of directors has considered several factors in evaluating candidates for nomination to the board of directors, including the candidate’s knowledge of the company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the company’s stockholders as opposed to a specific group of stockholders. Diversity is not considered material in identifying nominees for directors. We do not have a formal policy with respect to our consideration of board of directors nominees recommended by our stockholders because we are a small company. However, the board of directors will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the board of directors should do so by writing to us at 589 Fifth Avenue, New York, NY 10017, Attn: Chief Financial Officer.

Deadline and Procedures for Submitting Board of Directors Nominations

A stockholder wishing to nominate a candidate for election to the Board of Directors at the Annual Meeting of Stockholders to be held in 2013 is required to give written notice containing the required information specified above addressed to the Board of Directors, c/o Chief Financial Officer, InkSure Technologies Inc., 589 Fifth Avenue, Suite 401, New York, NY 10017, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company no later than April 8, 2013.

With respect to the deadlines discussed above, if the date of the Annual Meeting of Stockholders to be held in 2013 is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the Annual Meeting held in 2012, a stockholder must submit any such proposal to the Company no later than the close of business on the sixtieth day prior to the date of the Company’s Proxy Statement released to stockholders  in connection with the 2013 Annual Meeting.

Code of Ethics

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive, Financial and Accounting Officers. The text of the code of conduct and ethics is available on our website, www.inksure.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of any such amendment or waiver.

Communications with the Board of Directors

Stockholders who have questions or concerns should contact the members of the Board of Directors by writing to: Board of Directors, c/o Chief Financial Officer, InkSure Technologies Inc., 589 Fifth Avenue, Suite 401, New York, NY 10017. All communications received in writing will be distributed to the members of the Board of Directors deemed appropriate, depending on the facts and circumstances outlined in the communication received.

 COMPENSATION OF DIRECTORS AND EXECUTIVES

Summary Compensation Table

The following table sets forth, for the last two completed fiscal years, all compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year and had annual total compensation greater than $100; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individual was not serving as our executive officer at the end of the last completed fiscal year. These officers are referred to as our named executive officers.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	NONEQUITY INSENTIVE PLAN COMPENSATION ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Tal Gilat,
PRESIDENT AND CHIEF EXECUTIVE OFFICER	2010	176	50	–	97	15	338
	2011	280	272	426	75	20	1,073

Viktor Goldovsky
DIRECTOR OF SALES & BUSINESS DEVELOPMENT	2010	127	–	–	33	13	173
	2011	142	–	–	12	12	166
David (Dadi) Avner
CHIEF FINANCIAL OFFICER	2010	45	–	–	7	7	59
	2011	129	–	–	28	14	171

(1) MBO criteria consist of specific revenues, new customers and new channel partners milestones.
(2) Stock awards costs are measured according to the grant date fair market value in accordance with ASC Topic 718-10, “Share-Based Payment” and with ASC Topic 718-20, “Share-Based Payment Measurement”.
(3) Options awards costs are measured according to the grant date fair market value in accordance with ASC Topic 718-10, “Share-Based Payment”. For a disclosure of the assumptions made in the valuation of the options awards, please see Note 2 “Significant Accounting Policies” in the attached Financial Statements.
(4) For use of company car.

Employment Agreements

On March 2, 2010, the Board of Directors appointed Mr. Tal Gilat as President and Chief Executive Officer of the Company. Under his employment agreement, Mr. Gilat is entitled to a base salary of NIS 50,000 per month. In addition, Mr. Gilat was entitled to targeted 2010 Management By Objectives, or MBO, gross bonus of up to NIS 480,000 (at 100% achievement, in accordance with the MBO targets set by the Company's board of directors. The MBO criteria consist of specific revenues, new customers and new channel partners milestones. Furthermore, the Company pays an additional sum of up to 15.83% of the base salary towards a manager's insurance policy, and an amount equal to 7.5% of the base salary for an advanced study fund, both in the name of Mr. Gilat. Mr. Gilat is also entitled to a company car and cell phone in accordance with the Company's policies. Mr. Gilat is also entitled to paid annual vacation time and such other benefits as the Company may grant from time to time to its executive employees. Finally, in connection with his appointment, the Company granted to Mr. Gilat options to purchase up to 700,000 shares of the Company's common stock according and subject to the provisions of the Company's 2002 Employee, Director and Consultant Stock Option Plan. The options are exercisable at $0.38 per share and vest as follows: 58,333 options were vested on September 2, 2010 and the rest in ten equal quarterly installments up until March 2, 2013.

On March 1, 2011 Mr. Gilat’s base salary was increased to sixty thousand NIS (NIS 60,000) and the tax-exemption limitation on the parties' contributions to the employees' advanced study fund ("Keren Hishtalmut") was canceled, so that the parties' contributions (Company - 7.5% of Base Salary and Employee - 2.5% of Base Salary) were made from the Employee's entire Base Salary, without regard to such tax-exemption limitation.

On January 9, 2012, the Compensation Committee reviewed Mr. Gilat’s compensation package for 2011 and determined it needed to be revised.  As part of the compensation package, the Company pays an additional sum of up to 15.83% of the base salary towards a manager's insurance policy, and an amount equal to 7.5% of the base salary for an advanced study fund, both in the name of Mr. Gilat. Mr. Gilat is also entitled to paid annual vacation time and such other benefits as the Company may grant from time to time to its executive employees. The Compensation Committee recommended that the total compensation package, should be $425 thousands inclusive of all Israeli social benefits (“Bituach Menahalim, Keren Histalmut” etc.),  plus an automobile and automobile expenses based upon the current vehicle supplied to Mr. Gilat. In addition, the Compensation Committee recommended that Mr. Gilat receive such number of shares of common stock of the Company for the year 2011, equal to 2.5% of the total issued and outstanding stock capital of the Company, all under the terms of the Stock Plan.

With respect to Mr. Gilat’s compensation for the year 2012 the Compensation Committee authorized a total compensation package salary of $300 thousands, inclusive of all Israeli social benefits (“Bituach Menahalim, Keren Histalmut” etc.), plus a car as outlined in the previous paragraph, plus a bonus arrangement up to $150 thousands, payable according to a formula that Mr. Peleg (the chairman of the board of directors) would develop and disclose for approval to the full board of directors. The MBO formula is based on the 2012 budget, approved by the Board of Directors on January 25, 2012 and it consist of specific revenues and EBITA milestones. The MBO, if earned, shall be paid within two weeks after the audit for the year end December 31, 2012 has been completed.  In the event the business is sold during the year, then the MBO, if earned would be pro-rated. Notwithstanding the foregoing, the Compensation Committee and/or the Board of Directors have the right to grant additional bonuses based on extraordinary performance in their sole discretion, payable in cash, stock or options or a combination thereof. In addition, Mr. Gilat would receive shares of the Company’s common stock equal to 2.5% of the outstanding shares of the Company so that the shares issued to him in 2011 and 2012 will equal 5% of the outstanding equity of the Company.  In addition, in the event the Company is sold and Mr. Gilat facilitates the sale of the Company, he shall receive an additional bonus of 5% of the net consideration received in the sale on the same basis that the consideration is received.  As an example, if the payout of the sale consideration is over a period of years, the bonus would be paid out on the same basis.

On June 1, 2012, Mr. Gilat voluntary reduced his base salary by 50%.

On September 21, 2010, the board of directors appointed Mr. David (Dadi) Avner, the former controller of the Company's subsidiary, InkSure Ltd., as Chief Financial Officer of the Company. Mr. Avner continued to be an employee of InkSure Ltd. Under his employment agreement with InkSure Ltd., Mr. Avner is entitled to a base salary of NIS 22,500 per month. In addition, Mr. Avner is entitled to an additional monthly gross amount of NIS 7,500 as global compensation for overtime hours. Furthermore, InkSure Ltd. pays him an amount of up to 13.83% of the salary towards his manager's insurance fund, and an additional amount equal to 7.5% of the salary for his advanced study fund. Mr. Avner is also entitled to a company car, cell phone and laptop computer in accordance with InkSure Ltd.'s policies. Mr. Avner is also entitled to paid annual vacation time and such other benefits as the Company may grant from time to time to its executive employees. Finally, in connection with his appointment, Mr. Avner was granted stock options to purchase up to 400,000 shares of the Company's common stock according and subject to the provisions of the Company's 2002 Employee, Director and Consultant Stock Option Plan. The options are exercisable at $0.16 per share and vest in four equal annual installments, the last of which is on October 14, 2014.

Our officers, like our employees, are entitled to “Dmey Havra’a” as provided in a Collective Bargaining Agreement to which the General Labor Union of the Workers in Israel is a party. Dmey Havra’a is an employee benefit program whereby employees receive payments from their employer for vacation. In addition, InkSure Ltd. pays a monthly amount equal to 14.26% of the salary of each employee to an insurance policy, pension fund or combination of both, according to the request of such employee. Each employee pays a monthly amount to such insurance policy equal to 5% of such employee’s salary. InkSure Ltd. pays a monthly amount up to 7.5% of each employee’s salary to an educational fund in the name of such employee. Each employee pays a monthly amount to such fund equal to 2.5% of such employee’s salary.

Outstanding Equity Awards At Fiscal Year-End

The following table shows stock option awards outstanding on the last day of the fiscal year ended December 31, 2011 for each of our named executive officers.
		Number of SecuritiesUnderlying Unexercised Options (#) Unexercisable (1) (2)

	Number of Securities Underlying Unexercised Options (#) Exercisable (1)

				Option
			Option Exercise	Expiration
Name			Price ($)	Date

Tal Gilat (3)	379,165	320,835	0.38	03/02/2015
Viktor Goldovsky (4)	200,000	200,000	0.125	01/19/2015
David (Dadi) Avner (5)	100,000	300,000	0.16	10/11/2015

(1)	The options were granted pursuant to our 2002 Employee, Director and Consultant Stock Option Plan.
(2)
The outstanding option agreements issued under our 2002 Employee, Director and Consultant Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control.

(3)
On March 2, 2010, Mr. Gilat was granted stock options to purchase 700,000 shares of common stock. The options are exercisable at $0.38 per share and vest as follows: 58,333 options were vested on September 2, 2010 and the rest in ten equal quarterly installments until March 2, 2013.

(4)
On January 19, 2010, all of Mr. Goldovsky’s then 56,000 existing stock options were cancelled and replaced with new stock options to purchase an additional 400,000 shares, with an exercise price of $0.125 per share. Stock options to purchase 100,000 shares of common stock were immediately vested on the date of grant and stock options to purchase the remaining 300,000 shares will vest in three equal annual installments, the last of which is on January 19, 2013.

(5)
On October 14, 2010, Mr. Avner was granted stock options to purchase 400,000 shares of common stock. The options are exercisable at $0.16 per share and vest in four equal annual installments commencing October 14, 2011, and the last of which is on October 14, 2014.

During 2011, we granted to our employees new stock options to purchase up to 60,000 shares of our common stock.

Directors Compensation for 2011 (

Total fees Earned or
Paid in Cash
Name	($)(1)

Gadi Peleg (2)	$100,000
Alon Raich (3)	$15,000
David W. Sass (4)	$15,000
Pierre L. Schoenheimer (4)	$15,000
Jonathan Bettsak (5)	$15,000

(1)
On February 7, 2011, the board of directors approved $100,000 in fees to be paid to Mr. Peleg per annum and $15,000 in fees to be paid to each non-employee director of the Company in connection with their service in 2011.

(2)	At fiscal year end Mr. Peleg’s aggregate number of stock awards totaled 277,778 and his aggregate number of option awards outstanding totaled 1,250,000.

(3)	At fiscal year end Mr. Raich’s aggregate number of stock awards totaled 62,500 and his aggregate number of option awards outstanding totaled 160,000.

(4)	At fiscal year end Mr. Sass’s and Mr. Schoenheimer’s aggregate number of stock awards totaled 62,500 and their aggregate number of option awards outstanding totaled 180,000.

(5)	At fiscal year end Mr. Bettsak’s aggregate number of stock awards totaled 48,611.

On May 14, 2012, the Board of Directors agreed to forego their yearly compensation until the Company’s financial condition improves.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We had no related persons transactions in 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has engaged Brightman Almagor & Co., CPA, a member firm of Deloitte Touche Tohmatsu ("BAC"), as its principal independent registered public accounting firm for the fiscal year ending December 31, 2011. The Company expects that representatives of BAC will be present at the Annual Meeting via conference call, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by BAC for the audit of the company's annual financial statements for the years ended December 31, 2011 and December 31, 2010 and fees billed for other services rendered by BAC during the same period.

	FISCAL YEAR ENDED	FISCAL YEAR ENDED
	DECEMBER 31, 2011	DECEMBER 31, 2010

Audit fees (1)	$28,000	$28,000
Audit related fees	$0	$0
Tax fees (2)	$12,000	$0
All other fees (3)	$5,000	$0
Total	$45,000	$28,000

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Tax fees consisted of tax work performed in the preparation of transfer pricing study.
(3)	All other fees consisted of consulting work performed in connection with commercial agreements review.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an estimate of fees for the services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.
AUDIT services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
AUDIT-RELATED services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.	TAX services include services related to tax compliance, tax planning and tax advice.
4.	OTHER FEES are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all the above listed fees in accordance with its policy.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities for the financial statements for fiscal year 2011, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management and BAC;

•
Discussed with BAC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1, AV Section 38), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•
Received written disclosures and the letter from BAC regarding the independent registered public accounting firms communications with the Audit Committee regarding independence required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee further discussed with BAC their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee's review of the audited financial statements and discussions with management and BAC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Members of the InkSure Technologies Inc. Audit Committee

Mr. Pierre Schoenheimer Mr. Alon Raich Mr. David W. Sass

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

It is currently anticipated that the Company will hold its 2013 Annual Meeting of Stockholders in September 2013 and would mail the notice of such meeting and related proxy statement to its stockholders in August 2013. Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2013 must submit the proposal in proper form consistent with our By-laws to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act no later than July 19, 2013 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Any such proposals should contain the name and record address of the stockholder, the class and number of shares of our common stock beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such stockholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, should be directed to our Secretary.

If a stockholder submits a proposal after the July 19, 2013 deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our Annual Meeting of Stockholders (but not in our proxy statement) for the fiscal year ending December 31, 2012 to be held in 2013, the proposal, which must be presented in a manner consistent with our By-laws and applicable law, must be submitted to our Secretary in proper form at the address set forth above so that it is received by our Secretary by October 9, 2013.

We did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by us. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and we may reimburse such persons for their expenses.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC is being mailed with this Proxy Statement to each stockholder of record as of the close of business on November 16, 2012. A stockholder may also request an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, without charge except for exhibits to the report, by writing to InkSure Technologies Inc., 589 Fifth Avenue, Suite 401, New York, NY 10017, Attention: Chief Financial Officer. Exhibits will be provided upon written request and payment of a reasonable fee.

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors, Tal Gilat President and Chief Executive Officer

November 16, 2012

INKSURE TECHNOLOGIES INC.
589 FIFTH AVENUE, SUITE 401
NEW YORK, NY 10017

PROXY

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2012

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November 16, 2012 in connection with the Annual Meeting to be held at the offices of Z.A.G. / S&W LLP - 1633 Broadway, 32nd Floor, New York, New York, 10019, at 10:00 a.m., local time, on December 18, 2012, and hereby appoints Tal Gilat and Gadi Peleg and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of InkSure Technologies Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     1. Election of the following nominees as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

NOMINEES	FOR	WITHHOLD	FOR ALL EXCEPT*	*To withhold authority to vote “For” any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ____________
1. Gadi Peleg	☐	☐	☐
2. Jonathan Bettsak
3. Alon Raich
4. David W. Sass
5. Pierre L. Schoenheimer

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the recommendations of the Board of
Directors, simply sign below. You need not mark any boxes.

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

______________________________________       Date:_____________________
Signature

______________________________________       Date:_____________________
Signature

KINDLY SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE IF YOU ARE NOT PLANNING TO ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE PERSONALLY, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.